                                                                   Exhibit 10.35

                         FIRST AMENDMENT TO OFFICE LEASE

          THIS FIRST AMENDMENT TO OFFICE LEASE (this "Amendment") is entered into between CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), and GREAT SPIRITS COMPANY L.L.C., a Delaware limited liability company ("Tenant"),with reference to the following:

          A. Landlord and Tenant entered into that certain Office Lease dated effective as of February 24, 2000 (the "Lease") covering approximately 1,016 square feet of rentable area on the eleventh (11th) floor (the "Premises") of 4 Houston Center, Houston, Texas (the "Building").

          B. Landlord and Tenant now desire to amend the Lease as set forth below. Unless otherwise expressly provided in this Amendment, capitalized terms used in this Amendment shall have the same meanings as in the Lease.

          FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

               1. First Extension Period. The term of the Lease is extended for a period of one (1) year (the "First Extension Period") commencing on April 1, 2001, and expiring on March 31, 2002.

               2. Base Rent. Commencing on April 1, 2001, and continuing through the First Extension Period, Tenant shall, at the time and place and in the manner provided in the Lease, pay to Landlord as Base Rent for the Premises the amounts set forth in the following rent schedule, plus any applicable tax thereon:

                                    PREMISES

                                           MONTHLY
     FROM           THROUGH       RATE    BASE RENT
-------------   --------------   ------   ---------
April 1, 2001   March 31, 2002   $16.75   $1,418.17

               3. Operating Expenses. Commencing on April 1, 2001, and continuing through the First Extension Period, Tenant shall continue to pay Tenant's Pro Rata Share of Operating Expenses payable under Article 4 of the Lease. Tenant hereby confirms that its Pro Rata Share of Operating Expenses equals 0.1506868%, which is the percentage that the Rentable Square Footage of the Premises (i.e., 1,016 square feet) bears to the Rentable Square Footage of the Building (i.e., 674,246 square feet). Tenant shall not be entitled to any free rent period, construction allowance, tenant improvements or other work to the Premises, or any other economic incentives that may have been provided to Tenant in connection with entering into the Lease.

               4. Condition of Premises. Tenant accepts the Premises in its "as-is" condition.
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               5. Option to Extend. By extending the Term of the Lease for the
First Extension Period, Tenant has exercised its option to extend the lease set forth in Rider No. 1 of the Lease. Therefore, Tenant's option to extend set forth in Rider No. 1 of the Lease is deleted in its entirety.

               6. Assignment and Subletting. Notwithstanding anything to the contrary contained in the Lease, Tenant may not assign the Lease (either absolutely or collaterally) or sublet the Premises to any person or entity that would cause an adverse effect on the real estate investment trust (or pension fund or other ownership vehicle) qualification tests applicable to Landlord or its affiliates.

               7. Consent. This Amendment is subject to, and conditioned upon, any required consent or approval being unconditionally granted by Landlord's mortgagee(s). If any such consent shall be denied, or granted subject to an unacceptable condition, this Amendment shall be null and void and the Lease shall remain unchanged and in full force and effect.

               8. No Broker. Tenant represents and warrants that it has not been represented by any broker or agent in connection with the execution of this Amendment. Tenant shall indemnify and hold harmless Landlord and its designated property management, construction and marketing firms, and their respective partners, members, affiliates and subsidiaries, and all of their respective officers, directors, shareholders, employees, servants, partners, members, representatives, insurers and agents from and against all claims (including costs of defense and investigation) of any broker or agent or similar party claiming by, through or under Tenant in connection with this Amendment.

               9. Time of the Essence. Time is of the essence with respect to Tenant's execution and delivery to Landlord of this Amendment. If Tenant fails to execute and deliver a signed copy of this Amendment to Landlord by 5:00 p.m. (in the city in which the Premises is located) on February 26, 2001, this Amendment shall be deemed null and void and shall have no force or effect, unless otherwise agreed in writing by Landlord. Landlord's acceptance, execution and return of this Amendment shall constitute Landlord's agreement to waive Tenant's failure to meet such deadline.

               10. Miscellaneous. This Amendment shall become effective only upon full execution and delivery of this Amendment by Landlord and Tenant. This Amendment contains the parties' entire agreement regarding the subject matter covered by this Amendment, and supersedes all prior correspondence, negotiations, and agreements, if any, whether oral or written, between the parties concerning such subject matter. There are no contemporaneous oral agreements, and there are no representations or warranties between the parties not contained in this Amendment. Except as modified by this Amendment, the terms and provisions of the Lease shall remain in full force and effect, and the Lease, as modified by this Amendment, shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.

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LANDLORD AND TENANT enter into this Amendment on March 14, 2001.

LANDLORD:                               CRESCENT REAL ESTATE EQUITIES LIMITED
                                        PARTNERSHIP, a Delaware limited
                                        partnership

                                        By: Crescent Real Estate Equities, Ltd.,
                                            a Delaware corporation, its General
                                            Partner


                                        By: /s/ Robert H. Boykin, Jr.
                                            ------------------------------------
                                            Robert H. Boykin, Jr.
                                            Vice President
                                            Leasing & Marketing


TENANT:                                 GREAT SPIRITS COMPANY L.L.C.,
                                        a Delaware limited liability company


                                        By: /s/ Mark Andrews
                                            ------------------------------------
                                        Name: Mark Andrews
                                        Title: President


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